EXHIBIT 23(b)

                 OPINION AND CONSENT OF KATHLEEN A. MCGAH, ESQ.





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To Whom It May Concern:

    As Counsel to the Registrant, I am familiar with the single premium indexed modified guaranteed annuity contract, its federal tax status, and its market value adjustment ("MVA") feature, marketed under the name "Phoenix Foundations Equity Index Annuity" and registered on Form S-1.



    In connection with this opinion, I have such documents and such law as I considered necessary and appropriate, and on the basis of such review, it is my opinion that each of the Contracts, when issued as contemplated by the Form S-1 registration statement, will constitute valid and legally issued fully paid and non-assessable securities and are annuities under the federal tax law.



    I hereby consent to the reference to my name under the caption "Experts" in the Prospectus contained in this Registration Statement on Form S-1 filed by PHL Variable Insurance Company with the Securities and Exchange Commission under the Securities Act of 1933.

                           Very truly yours,




                           /s/Kathleen A. McGah
                           --------------------
                           Kathleen A. McGah, Vice President and Counsel Phoenix Life Insurance Company

Dated: May 1, 2007